Exhibit 99.1

BioScrip and Home Solutions Enter Into Amended Asset Purchase Agreement to Expedite Closing

DENVER and HAMMONTON, N.J., September 2, 2016 -- BioScrip, Inc. (NASDAQ:BIOS) ("BioScrip" or the "Company"), a leading national provider of infusion and home care management solutions and HS Infusion Holdings, Inc. ("Home Solutions"), today announced that they have further amended the terms of their Asset Purchase Agreement dated June 13, 2016. The amendment should allow the parties to close the transaction during the first two weeks of September.

To facilitate the timely consummation of this transaction, BioScrip and Home Solutions have amended the Asset Purchase Agreement to eliminate the condition to closing that the Company receive stockholder approval to increase its authorized share capital that would allow the company to issue shares of common stock upon the achievement of certain post-closing earn-out conditions. BioScrip and Home Solutions have instead agreed to hold a stockholder meeting after the closing to seek such stockholder approval and to provide Home Solutions with certain contractual protections in the event such approval is not obtained.

As previously announced, BioScrip and Home Solutions entered into an Asset Purchase Agreement that will bring together two highly complementary core infusion services portfolios that will have greater scale and financial resources as well as an enhanced national presence. Expediting the close of the transaction will enable the companies to put the integration plans into action and begin to take the necessary steps to achieve the many benefits that this combination provides.

Upon closing, Home Solutions shareholders will receive consideration consisting of $67.5 million payable in cash, subject to certain adjustments, and 3.75 million shares of the Company's common stock. Depending on the achievement of certain post-closing earn-out conditions and the outcome of a shareholder vote to increase the Company’s authorized share capital, Home Solutions may become entitled to be issued shares of common stock underlying the Tranche A and Tranche B Restricted Stock Units (RSUs). The number of RSUs in Tranche A and Tranche B is approximately 3.1 million and 4.0 million, respectively.

Advisors

Jefferies LLC is acting as financial advisor to BioScrip. Polsinelli PC, Dechert LLP and Gibson, Dunn & Crutcher LLP are acting as legal advisors to BioScrip. Houlihan Lokey is acting as financial advisor to Home Solutions and Ropes & Gray LLP is acting as legal advisor.

ABOUT BIOSCRIP

BioScrip, Inc. is a leading national provider of infusion and home care management solutions. BioScrip partners with physicians, hospital systems, skilled nursing facilities, healthcare payors, and pharmaceutical manufacturers to provide patients access to post-acute care services. BioScrip operates with a commitment to bring customer-focused pharmacy and related healthcare infusion therapy services into the home or alternate-site setting. By collaborating with the full spectrum of healthcare professionals and the patient, BioScrip provides cost-effective care that is driven by clinical excellence, customer service, and values that promote positive outcomes and an enhanced quality of life for those it serves.

ABOUT HOME SOLUTIONS

Home Solutions, headquartered in Hammonton, New Jersey, is a leading specialty infusion provider servicing approximately 14,000 patients annually throughout the Northeastern and Mid-Atlantic regions of the U.S. Current projects are underway that will allow the company to reach additional patients in the New England and Southeastern regions of the U.S. The Company is committed to clinical excellence, compassion and professionalism. Home Solutions is Joint Commission accredited and provides a full range of infusion and specialty services in the home and alternate setting. Our commitment is to put the patient first in delivering a quality service while offering cost effective solutions to various industry stakeholders such as physicians, hospitals, managed care payors, and governmental agencies. InfuLink®, the Company's proprietary web monitoring tool, shares data with healthcare providers to help optimize clinical outcomes. More information about Home Solutions is available at www.infusioncare.com.

Forward-Looking Statements - Safe Harbor

This press release includes statements that may constitute "forward-looking statements,” that involve substantial risks and uncertainties. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. In some cases, forward-looking statements can be identified by words such as "may," "should," "could," "anticipate," "estimate," "expect," "project," "outlook," "aim," "intend," "plan," "believe," "predict," "potential," "continue" or comparable terms. Because such statements inherently involve risks and uncertainties, actual future results may differ materially from those expressed or implied by such forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors. Important factors that could cause or contribute to such differences include but are not limited to risks associated with: the Company's ability to integrate the acquisition of Home Solutions, the Company's ability to grow its core Infusion revenues, the Company's ability to continue to experience positive results from its financial improvement plan to reduce operating costs; reductions in federal, state and commercial reimbursement for the Company's products and services; increased government regulation related to the health care and insurance industries; as well as the risks described in the Company's periodic filings with the Securities and Exchange Commission. The Company does not undertake any duty to update these forward-looking statements after the date hereof, even though the Company's situation may change in the future. All of the forward-looking statements herein are qualified by these cautionary statements.

For Further Information:

Investor Contact

Jeffrey M. Kreger

BioScrip Chief Financial Officer

(720) 697-5200

jeffrey.kreger@bioscrip.com

Media Contact

Susan J. Lewis

(303) 766-4343 or (303) 518-7100

slewis@pairelations.com